AMENDMENT TO
SEVERANCE BENEFIT AGREEMENT
THIS AMENDMENT TO SEVERANCE BENEFIT AGREEMENT (this “Amendment”), is entered into as of [ ● ] (the “Effective Date”), by and between Archrock, Inc., a Delaware corporation (the “Company”), and [ ● ] (the “Executive”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Severance Benefit Agreement (as defined below).
WHEREAS, the Company and the Executive have entered into that certain severance benefit agreement (the “Severance Benefit Agreement”), dated as of November 3, 2015, which sets forth the terms and conditions relating to the Executive’s separation from employment with the Company and its affiliates in certain circumstances; and
WHEREAS, the Company and the Executive desire to amend the Severance Benefit Agreement as set forth in this Amendment.
NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company and the Executive hereby amend the Severance Benefit Agreement as follows, effective as of the Effective Date:
1.Section 3(b)(ii) of the Severance Benefit Agreement is hereby amended and restated in its entirety as follows:
“(ii) Equity.
(x)     Each of the Executive’s outstanding equity, equity-based or cash awards (including, without limitation, any stock options, restricted stock, restricted stock units and performance shares or units) based in common stock of the Company, but excluding any Cliff-Vesting Performance Awards (as defined below), and, subject to the consent of the Compensation Committee of the Board of Directors of Archrock GP LLC, outstanding phantom units and other awards based in common units representing limited partner interests of Archrock Partners, L.P., in any case, that would have otherwise vested on the next vesting date immediately following the Separation Date will vest as of the Separation Date and will be paid or delivered in accordance with the terms of the applicable award agreements. With respect to the Executive’s performance shares or units, if any, that are vested as of the Separation Date (after taking into consideration any accelerated vesting that occurs in accordance with this Section 3(b)(ii)(x)), but excluding, for the avoidance of doubt, any Cliff-Vesting Performance Awards (which shall be treated in accordance with

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Section 3(b)(ii)(y) below), (a) if the achievement of the performance goals applicable to such performance shares or units, as applicable, has been measured as of the Separation Date, such vested, earned and payable performance shares or units, as applicable, shall be paid to the Executive on the sixtieth (60th) day after the Separation Date in cash, shares of the Company’s common stock or a combination thereof (as provided in the applicable award agreement); and (b) if the achievement of the performance goals applicable to such performance shares or units, as applicable, has not yet been measured as of the Separation Date, then such achievement and the resulting number of earned and payable performance shares or units, as applicable (such shares or units that become earned and payable based on actual performance, the “Earned Units”), shall be determined by the Compensation Committee of the Board in accordance with its normal practices and timing following the conclusion of the applicable performance period, and such Earned Units shall be paid to the Executive in accordance with the terms of the applicable award agreement between the Executive and the Company, but in no event later than March 15th of the year following the year in which the Separation Date occurs; provided, that if the achievement of the applicable performance goals cannot be determined prior to March 15th of the year following the year in which the Separation Date occurs, the vested performance shares or units, as applicable, shall be paid to the Executive at target.
(y)    With respect to the Executive’s performance shares or units which are based in common stock of the Company and subject to time-based cliff vesting at the end of a three (3)-year performance period (any such period, a “Performance Period”), if any, that are outstanding as of the Separation Date (collectively, the “Cliff-Vesting Performance Awards”), (a) if the Separation Date occurs during the first full year of the applicable Performance Period, one-third (1/3) of the target number of performance shares or units (as applicable) will vest as of the Separation Date and such vested performance shares or units (as applicable) will be paid to the Executive at target on the sixtieth (60th) day after the Separation Date, (b) if the Separation Date occurs during the second full year of the applicable Performance Period, two-thirds (2/3) of the target number of performance shares or units (as applicable) will vest as of the Separation Date and will be paid to the Executive at target on the sixtieth (60th) day after the Separation Date, and (c) if the Separation Date occurs during or after the last full year of the applicable Performance Period, then (i) if the achievement of the performance goals applicable to such performance shares or units, as applicable, has been measured as of the Separation Date, the resulting number of earned and payable performance shares or units, as applicable, will vest as of the Separation Date and shall be paid to the Executive on the sixtieth

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(60th) day after the Separation Date; and (ii) if the achievement of the performance goals applicable to such performance shares or units, as applicable, has not yet been measured as of the Separation Date, then such achievement and the resulting number of earned and payable performance shares or units, as applicable, shall be determined by the Compensation Committee of the Board in accordance with its normal practices and timing following the conclusion of the applicable Performance Period, and such resulting number of earned and payable performance shares or units, as applicable, will vest as of the Separation Date and shall be paid to the Executive in accordance with the terms of the applicable award agreement between the Executive and the Company, but in no event later than March 15th of the year following the year in which the Separation Date occurs; provided, that if the achievement of the applicable performance goals cannot be determined prior to March 15th of the year following the year in which the Separation Date occurs, the performance shares or units, as applicable, shall be paid to the Executive at target.
(z)    With respect to any performance shares or units, as applicable, based in common stock of the Company which become payable under this Section 3(b)(ii): (i) such performance shares or units, as applicable, shall be paid to the Executive in cash, shares of the Company’s common stock or a combination thereof (as provided in the applicable award agreement); and (ii) to the extent that any such performance shares or units, as applicable, are paid to the Executive in cash (in whole or in part), the amount of cash payable in respect of such award (or portion thereof) will be determined based on the closing price of a share of the Company’s common stock on the Separation Date. Notwithstanding the terms of any Company (or affiliate) plan or agreement between the Company (or an affiliate thereof) and the Executive to the contrary, the accelerated vesting of all equity awards held by the Executive as of the Separation Date shall be governed by this Section 3(b)(ii).
2.    This Amendment shall be and is hereby incorporated in and forms a part of the Severance Benefit Agreement.
3.    Except as amended and set forth herein, the Severance Benefit Agreement shall continue in full force and effect.
[Signature Page Follows]

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IN WITNESS WHEREOF, this Amendment has been executed and delivered by the parties hereto, effective as of the Effective Date.

ARCHROCK, INC.

By:
Name: [__________]
Title: [__________]

EXECUTIVE

[_________]

S-1

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